UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 27, 2006

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 10, 2006, we received a letter from NASDAQ that advised us that the minimum bid price of our common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Marketplace Rule 4310(c)(4). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), we were provided 180 calendar days, or until January 8, 2007, to regain compliance with the Rule (which consists of the bid price of our common stock closing at $1.00 per share or more or a minimum of 10 consecutive business days). If we fail to obtain compliance, as long as we meet the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement, we will be granted an additional 180 calendar days to obtain compliance.  We issued a press release discussing this matter on July 14, 2006.

Section 5 — Corporate Governance and Management

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 27, 2006, our Board of Directors approved an amendment to our articles of incorporation that eliminates the authorized Series A, C, D, and E preferred stock. No shares of any series of preferred stock are outstanding. Subsequent to the aforementioned elimination, 7,650,000 shares of preferred stock will remain authorized but unissued. Though there were no other amendments to our articles of incorporation, our Board of Directors also approved its restatement (without amendment). Both documents were filed with the California secretary of state, but the secretary of state’s office required that certain changes be made to the documents as filed.

On July 10, 2006, we filed the amended documents with the California Secretary of State to accomplish the amendments approved by the Board in March 2006. If the California Secretary of State requires further amendments, we will include the documents ‘as filed’ with a future Form 8-K or amendment to this Form 8-K. We do not expect any changes to be substantive.

The restated articles of incorporation will permit shareholders and others to view a single document when reviewing Isonics’ corporate charter rather than reviewing nine different filings as is required at the present time.

On March 27, 2006, our Board of Directors also approved a restatement of our Bylaws. The restatement also included no new amendments to the Bylaws. The restated Bylaws were filed as an exhibit to the original filing of this Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits

(a)                                  Not applicable

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits

Exhibit 3.1     Amendment to Articles of Incorporation (filed with the original Form 8-K report; previously filed with the California Secretary of State, but returned for changes)

Exhibit 3.2     Restated Articles of Incorporation (filed with the original Form 8-K report; previously filed with the California Secretary of State, but returned for changes)

Exhibit 3.3     Restated Bylaws  (filed with the original Form 8-K report).

Exhibit 3.4     Officers’ Certificate Relating To Amendments To The Certificate Of Determination Of The Preferences And Rights Of Series A Convertible Preferred Stock Of Isonics Corporation

Exhibit 3.5     Officers’ Certificate Relating To Amendments To The Certificate Of Determination Of The Preferences And Rights Of Series B Convertible Preferred Stock Of Isonics Corporation

Exhibit 3.6     Officers’ Certificate Relating To Amendments To The Certificate Of Determination Of The Preferences And Rights Of Series C Convertible Preferred Stock Of Isonics Corporation

Exhibit 3.7     Officers’ Certificate Relating To Amendments To The Certificate Of Determination Of The Preferences And Rights Of Series D Convertible Preferred Stock Of Isonics Corporation

Exhibit 3.8     Officers’ Certificate Relating To Amendments To The Certificate Of Determination Of The Preferences And Rights Of Series E Convertible Preferred Stock Of Isonics Corporation

Exhibit 3.9     Certificate Of Amendment Of Articles Of Incorporation Of Isonics Corporation

Exhibit 99.1   Press release dated July 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of July 2006.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer